Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-129390) on Form S-8 of our report dated June 27, 20-11 appearing in the annual report on Form 11-K of Oppenheimer & Co. Inc. 401(k) plan for the year ended December 31, 2010.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

June 28, 2011